Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Equity Ownership Plan of Second Bancorp Incorporated of our report dated January 23, 2003, with respect to the consolidated financial statements of Second Bancorp Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 6, 2003

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